EXHIBIT 5.1

[Letterhead of Fenwick & West LLP]

October 7, 2011

LendingClub Corporation

71 Stevenson St. Suite 300

San Francisco, CA 94105

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-1 (the “Registration Statement”) to be filed by LendingClub Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on or about October 7, 2011 in connection with the public offering of $1,000,000,000 aggregate principal amount of the Company’s Member Payment Dependent Notes (the “Securities”). The Securities will be purchased and sold pursuant to a note purchase agreement (the “Purchase Agreement”) in the form set forth as an exhibit to the Registration Statement to be entered into between the Company and each purchaser of Securities (the “Purchasers”) and issued pursuant to the Indenture, dated as of October 10, 2008 (the “Initial Indenture”), as supplemented by the First Supplemental Indenture dated July 10, 2009 (the “First Supplement”) and the Second Supplemental Indenture dated May 5, 2010 (the “Second Supplement”, and together with the Initial Indenture and the First Supplement, the “Indenture”), each of which is between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

In rendering this opinion, we have examined such matters of law, and as to matters of fact we have examined such documents, as we have deemed necessary in order to render the opinion set forth herein. Our review of documents included examination of the following:

(1)	Amended and Restated Certificate of Incorporation of LendingClub Corporation (filed as Exhibit 3.1 of the Company’s 8-K, filed with the Commission August 3, 2010);

(2)	Amended and Restated Bylaws of LendingClub Corporation (filed as Exhibit 3.2 of the Company’s Annual Report on Form 10-K, filed with the Commission June 17, 2009);

(3)	the Registration Statement, together with the exhibits filed, or incorporated by reference, as a part thereof;

(4)	the Prospectus prepared in connection with the Registration Statement (the “Prospectus”);

(5)	Actions by Unanimous Written Consent dated June 18, 2008, June 12, 2009, May 4, 2010 and October 7, 2011 signed by the members of the Board of Directors of the Company;

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October 7, 2011

(6)	the Indenture and the Purchase Agreement; and

(7)	a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations (the “Management Certificate”).

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents (other than the due authorization, execution and delivery of the Indenture and the Securities by the Company) where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that certificates or instruments representing the Securities will have been properly signed by authorized officers of the Company or their agents, properly authenticated in accordance with the terms of the Indenture and delivered to the intended recipients with the intent that the Company be bound thereby.

In rendering the opinions set forth below, we have assumed that (i) the Trustee has the power, corporate or other, to enter into and perform its obligations under the Indenture; (ii) the Indenture, as supplemented, is, and at the time of execution, authentication, issuance and delivery of the Securities will be, duly authorized, executed and delivered by the parties thereto in substantially the form filed as an exhibit to the Registration Statement and reviewed by us and will be a valid and binding obligation of the Trustee; (iii) the Trustee shall have been qualified under the Trust Indenture Act of 1939, as amended; and (iv) each Purchaser respectively has the legal capacity or power, corporate or other, to enter into and perform its obligations under the Purchase Agreement.

We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein concerning, the application or effect of the laws of any jurisdiction other than, (a) the existing laws of the United States of America and of the State of California, (b) the existing Delaware General Corporation Law, Delaware Constitution and reported judicial decisions relating thereto, and (c) solely with respect to whether or not the Indenture and the Securities are the valid and binding obligations of the Company, the existing laws of the State of New York.

This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any Securities, the Company will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Securities. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in

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October 7, 2011

effect from time to time. However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

This opinion is qualified by, and is subject to, and we render no opinion with respect to, the following limitations and exceptions to the enforceability of the Securities:

(a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;

(b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether considered in a proceeding in equity or at law;

(c) the effect of laws relating to usury or permissible rates of interest for loans, forbearances or the use of money; and

(d) the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Indenture has been duly authorized and executed by the Company and has been duly delivered by the Company to the Trustee and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

2. The Securities have been duly authorized and, when duly executed, authenticated and delivered by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to, and paid for by, the Purchasers in accordance with the terms of the Purchase Agreement, will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion is intended solely for use in connection with issuance and sale of shares subject to the Registration Statement and is not to

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be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify the opinions expressed herein.

Very truly yours,

FENWICK & WEST LLP

/s/ Fenwick & West LLP